                                                                   EXHIBIT 99.a3

                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY  QUANTITATIVE  EQUITY FUNDS, INC., a Maryland  corporation
whose  principal  Maryland  office  is  located  in  Baltimore,   Maryland  (the
"Corporation"),  hereby  certifies to the State  Department of  Assessments  and
Taxation of Maryland that:

     FIRST:  Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation, the Board of Directors of the Corporation has allocated Two Billion
Nine  Hundred  Twenty  Million  (2,920,000,000)  shares  of  the  Three  Billion
(3,000,000,000) shares of authorized capital stock of the Corporation, par value
One Cent ($0.01) per share,  for an  aggregate  par value of Twenty Nine Million
Two Hundred Twenty  Thousand  Dollars  ($29,200,000).  As a result of the action taken by the Board of Directors  referenced in Article  FIRST of these  Articles
Supplementary, the five (5) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

     SERIES                        NUMBER OF SHARES        AGGREGATE PAR VALUE
     ------                        ----------------        -------------------

     Global Gold Fund                510,000,000             $  5,100,000
     Income & Growth Fund          1,070,000,000             $ 10,700,000
     Equity Growth Fund              620,000,000             $  6,200,000
     Utilities Fund                   60,000,000             $    600,000
     Small Company Fund              660,000,000             $  6,600,000

The par  value of each  share of stock in each  Series is One Cent  ($0.01)  per share.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established  various classes of shares for each  Series  of the  capital  stock of the  Corporation  (each  hereinafter referred to as a  "Class"),  (b) has  allocated  the shares  designated  to each
Series in Article  FIRST  above  among the  various  Classes  of each  Series of shares.  As a result of the action taken by the Board of Directors,  the Classes of shares of the five (5) Series of stock of the  Corporation  and the number of shares  allocated  to each  Class  and the  aggregate  par  value of  shares  of allocated to each Class is as follows:

                                                  Number of
                                                   Shares           Aggregate
Series Name                  Class Name         as Allocated        Par Value
-----------                  ----------         ------------        ---------

Global Gold Fund             Investor            500,000,000       $5,000,000
                             Advisor              10,000,000          100,000

Income & Growth Fund         Investor            500,000,000       $5,000,000
                             Institutional        50,000,000          500,000
                             Advisor             500,000,000        5,000,000
                             C                    10,000,000          100,000
                             R                    10,000,000          100,000

Equity Growth Fund           Investor            500,000,000       $5,000,000
                             Institutional        50,000,000          500,000
                             Advisor              50,000,000          500,000
                             C                    10,000,000          100,000
                             R                    10,000,000          100,000
Utilities Fund               Investor             50,000,000         $500,000
                             Advisor              10,000,000          100,000

Small Company Fund           Investor            500,000,000       $5,000,000
                             Institutional        50,000,000          500,000
                             Advisor             100,000,000        1,000,000
                             R                    10,000,000          100,000

     THIRD:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any series or class or any unissued shares that have not been  allocated  to a series or class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     FOURTH:  A description  of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the Series and Classes. Subject to the provisions of the Corporation's  Articles of Incorporation  establishing  each Series,  the
Classes of such Series shall have the  additional  preferences,  conversion  and
other  rights,  voting  powers,  restrictions,   limitations  as  to  dividends,
qualifications,  and  terms and  conditions  for  redemption  and which may vary between  the  Classes  of a  particular  Series,  as shall  be set  forth in the applicable Prospectuses and Statement of Additional Information for such Classes and Series as field with the Securities and Exchange Commission.

     FIFTH: The Board of Directors of the Corporation  duly adopted  resolutions dividing  into  Classes the  authorized  capital  stock of the  Corporation  and allocating shares to each Class as set forth in these Articles Supplementary.

     SIXTH: The Board of Directors of the Corporation  duly adopted  resolutions establishing  the classes and allocating  shares to the Series,  as set forth in
Article FIRST,  and dividing the Series of capital stock of the Corporation into
Classes as set forth in Article SECOND.

     IN WITNESS WHEREOF,  AMERICAN CENTURY  QUANTITATIVE  EQUITY FUNDS, INC. has
caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its  behalf  by its  Vice  President  and  attested  to by its  Assistant
Secretary on this 4th day of May, 2004.

                                        AMERICAN CENTURY QUANTITATIVE
                                        EQUITY FUNDS, INC.

ATTEST:

/s/ Otis H. Cowan III                  By: /s/ Charles C. S. Park
-----------------------------------        -------------------------------------
Name:   Otis H. Cowan III                  Name:   Charles C. S. Park
Title:  Assistant Secretary                Title:  Vice President

     THE  UNDERSIGNED  Vice President of AMERICAN  CENTURY  QUANTITATIVE  EQUITY
FUNDS,  INC., who executed on behalf of said Corporation the foregoing  Articles
Supplementary to the Charter,  of which this certificate is made a part,  hereby acknowledges,  in the name of and on behalf of said  Corporation,  the foregoing
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  May 4, 2004                        /s/ Charles C. S. Park
                                           -------------------------------------
                                           Charles C.S. Park, Vice President

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